                                                                   Exhibit 4.8.1


                                 AMENDMENT NO. 1
                                       TO
                                PLEDGE AGREEMENT


      This AMENDMENT NO. 1 TO PLEDGE AGREEMENT (the "Amendment") is made and entered into as of January 8, 2002 by Solectron Corporation, a Delaware corporation (the "Pledgor"), having its principal office at 777 Gibraltar Drive, Milpitas, California 95035, in favor of State Street Bank and Trust Company of California, N.A. ("State Street"), in its capacity as trustee (the "Trustee") for the holders from time to time (the "Holders") of the Solectron Debentures (as defined herein), issued by the Pledgor under the Solectron Indenture referred to below. Capitalized terms used and not defined in this Amendment have the meanings set forth or referred to in the Pledge Agreement, dated as of December 27, 2001, by and between Pledgor and the Trustee (the "Pledge Agreement").

      WHEREAS, the parties hereto are parties to the Pledge Agreement; and

      WHEREAS, the parties hereto desire to amend Schedule I of the Pledge Agreement in certain respects.

      NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the initial Holders of the Solectron Debentures to purchase the Solectron Debentures, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Solectron Debentures, as follows:

      SECTION 1. Amendment. Schedule I of the Pledge Agreement is hereby amended and restated in its entirety to read as set forth in Schedule I hereto.

      SECTION 2. Date of Pledge Agreement. Notwithstanding this Amendment, references to the date of the Pledge Agreement contained in the Pledge Agreement, such as "on the date hereof" and similar phrases, shall continue to reference December 27, 2001.

      SECTION 3. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an original executed counterpart of this Amendment.

      SECTION 4. Final Expression. This Amendment, together with the Pledge Agreement, the Control Agreement and the Solectron Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of the Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

      SECTION 5.  Provisions Unaffected.   Except as otherwise expressly amended
      hereby, the provisions of the Pledge Agreement remain in full force and effect.

  IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Amendment to be duly executed and delivered as of the date first above written.

                                       Pledgor:

                                       SOLECTRON CORPORATION



                                       By: /s/ Kiran Patel
                                           -----------------------------------
                                          Name: Kiran Patel
                                          Title: Executive Vice President,
                                                 Chief Financial Officer


                                       Trustee:

                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee



                                       By: /s/ Steve Rivero
                                         -----------------------------------
                                          Name: Steve Rivero
                                          Title: Vice President

                                   SCHEDULE I

                            Pledged Financial Assets


   Interest Payment Date            Amount of Payment
   ---------------------            -----------------
     February 15, 2002                 $11,076,388
       May 15, 2002                     19,937,500
      August 15, 2002                  19,937,500
     November 15, 2002                 19,937,500
     February 15, 2003                 19,937,500
       May 15, 2003                    19,937,500
      August 15, 2003                  19,937,500
     November 15, 2003                 19,937,500

          Total:                      $150,638,888


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